Exhibit 99.1

GRANTED

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE PERELLA WEINBERG PARTNERS

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)    C.A. No. 2023-0209-LWW
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[PROPOSED] ORDER GRANTING PERELLA WEINBERG PARTNERS’
VERIFIED APPLICATION PURSUANT TO 8 DEL. C. § 205

WHEREAS, this Court having reviewed the Verified Application Pursuant to 8 Del. C. § 205 (the “Application”) filed by Perella Weinberg Partners (the “Company”), the Court having considered the factors in 8 Del. C. § 205(d), and for good cause having been shown,
IT IS HEREBY ORDERED this     day of     , 2023, that:

1.    The June 22, 2021 stockholder vote approving the Authorized Share Amendment is hereby validated and declared effective.1
2.    The Post-Transaction Charter, including the filing and effectiveness thereof, is hereby validated and declared effective.
3.    The Company’s securities (and the issuance of the securities) described in the Application, whether already issued or to be issued pursuant to authorization under the Post-Transaction Charter, are hereby validated and declared duly authorized.

1    Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Application.

4.    For the avoidance of doubt, this Order validates the above-described corporate acts, notwithstanding any failures of authorization or potential failures of authorization, as described in the Application.
5.    The action is hereby closed.

Vice Chancellor Will

925218-WILSR01A - MSW

This document constitutes a ruling of the court and should be treated as such.
Court: DE Court of Chancery Civil Action
Judge: Lori W. Will
File & Serve Transaction ID: 69259228
Current Date: Mar 06, 2023
Case Number: 2023-0209-LWW
Case Name: In re Perella Weinberg Partners
Court Authorizer: Lori W. Will

Court Authorizer
Comments:
The petition is granted pursuant to Section 205(a) of the Delaware General Corporation Law for the reasons set forth in the court's March 6, 2023 bench ruling. See transcript; see also Opinion Regarding Section 205 Petition, In re Lordstown Motors Corp., 2023-0083-LWW (Del. Ch. Feb. 21, 2023) (setting forth reasoning for granting similar relief in a Section 205 action).

/s/ Judge Lori W. Will